Exhibit 3.01.23

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

760989

It is hereby certified that the Secretary of State of Ohio has custody of the business records for TWENTY FIRST CENTURY COMMUNICATIONS, INC. and, that said business records show the filing and recording of:

Document(s): Document No(s):

DOMESTIC/AMENDED RESTATED ARTICLES 201024400653

THE SEAL OF THE SECRETARY OF STATE OF OHIO *

United States of America State of Ohio Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 31st day of August, A.D. 2010.

Ohio Secretary of State

THE SEAL OF THE SECRETARY OF STATE OF OHIO

www.sos.state.oh.us

e-mail: buserv@sos.state.oh.us

Prescribed by:

The Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail form to one of the following

Yes PO Box 1390

Columbus, OH 43216

*** Requires an additional fee of $100 ***

No PO Box 1329

Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit

PLEASE READ INSTRUCTIONS

(2) Domestic Nonprofit

Amended

Amendment

Amended

Amendment

(122-AMAP)

(125-AMDS)

(126-AMAN)

(128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation Twenty-First Century Communications, Inc.

Charter Number 760989

Name of Officer James L. Kennedy

Title President & Chief Executive Officer

Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

A meeting of the shareholders directors (nonprofit only)

RECEIVED

SECRETARY OF STATE

2010 AUG 31 AM 10:45

CLIENT SERVICE CENTER

members was duly called and held on (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise % as the voting power of the corporation.

In a writing signed by all of the shareholders directors (nonprofit amended articles only) members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541 Page 1 of 2 Last Revised: May 2002

All of the following information must be completed if an amended box is checked.

If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: Twenty First Century Communications, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

Columbus Franklin

(city, village or township) (county)

THIRD: The purposes of the corporation are as follows:

to be engaged in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.99 of the Ohio Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 10,000

(Does not apply to box (2))

REQUIRED

Must be authenticated

(signed) by an authorized

representative

/s/ James L. Kennedy

August 24, 2010

Authorized Representative

Date

(See instructions)

James L. Kennedy

(Print Name)

President & Chief Executive Officer

Authorized Representative

Date

(Print Name)

541 Page 2 of 2 Last Revised: May 2002

ATTACHMENT CONTAINING ADDITIONAL PROVISIONS

TO THE AMENDED ARTICLES OF INCORPORATION OF

TWENTY FIRST CENTURY COMMUNICATIONS, INC.

FOURTH: [continuation of Article Fourth]

The authorized number of shares of the corporation shall be 10,000, all of which shall be common shares, each without par value. The number of shares which the corporation is authorized to have outstanding is the number of authorized shares of the corporation.

FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) any shares issued by it, (ii) any security or other obligation of the corporation that confers upon the holder thereof the right to convert the same into shares authorized by the articles of the corporation, and (iii) any security or other obligation that confers upon the holder thereof the right to purchase shares authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, any shares issued by the corporation. The authority granted in this Article shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with any shares or other securities or obligations issued by the corporation or authorized by its articles.

SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase, subscribe for or otherwise acquire any shares now or hereafter authorized by the articles of the corporation, or to purchase, subscribe for or otherwise acquire securities or other obligations convertible into or exchangeable for any such shares or which by warrants or otherwise entitle the holders thereof to purchase, subscribe for or otherwise acquire any such shares.

SEVENTH: Except as otherwise provided in these articles of incorporation or the regulations of the corporation as each may be amended from time to time, notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds or any other proportion (but less than all) of the voting power of the corporation or of any class or classes of shares thereof, for such purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes shall be required.

06234-0829

Charter No.	760989
Approved by	CR
Date	3.5.98
Fee	$510.00
98030533601

Certificate of Amendment

By Shareholders

to the Articles of Incorporation of

Twenty First Century Communications, Inc.

James L. Kennedy, who is President, and Thomas A. Calabro, who is Secretary of the above named Ohio corporation, do hereby certify that a written resolution of all the shareholders of the corporation dated February 28, 1998, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation, Article the “Fourth” was deleted and restated in its entirety as follows:

“Fourth: The number of shares the corporation is authorized to have outstanding and the express terms thereof shall be 10,000 all of which all shall be common voting shares without par value and without pre-emptive rights. Ownership of such shares shall be limited to the employees or directors of the corporation and to trusts established and controlled by the corporation or by such employees or directors of the corporation.”

In witness whereof, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names on this 28th day of February, 1998.

/s/ James L. Kennedy
James L. Kennedy, President

/s/ Thomas A. Calabro
Thomas A. Calabro, Secretary

TFC/TCJ/298

ARTICLES OF INCORPORATION
OF
TWENTY-FIRST CENTURY COMMUNICATIONS, INC.

The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

FIRST: The name of the Corporation shall be Twenty-First Century Communications, Inc.

SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is the City of Columbus in Franklin County.

THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, as now in effect or hereafter amended.

FOURTH: The authorized number of shares of the Corporation is 750, all of which shall be common shares without par value.

FIFTH: Without derogation from any other power to purchase shares of the Corporation, the Corporation by action of its directors may purchase outstanding shares of any class of the Corporation to the extent not prohibited by law.

SIXTH: No holder of shares of any class of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

SEVENTH: Except as otherwise provided in these Articles of Incorporation or the Regulations of the Corporation as they may be amended from time to time, the holders of a majority of the Corporation’s outstanding voting shares, a majority of a particular class of such shares, or a majority of each class of such shares are authorized to take any action which, but for this Article SEVENTH, would require the vote or other action of the holders of more than a majority of such shares, of a particular class of such shares, or of each class of such shares.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 16th day of November, 1989.

/s/ Patrick J. Dugan
Patrick J. Dugan, Sole Incorporator